UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

ACCELPATH, INC
(Exact name of registrant as specified in its charter)

Delaware	000-27023	45-5151193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352A Christopher Avenue, Gaithersburg, Maryland 20879
(Address of Principal Executive Offices)

(240)780-7138

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Resignation of Director and Officer

On June 21, 2013, Mr. Shekhar Wadekar resigned as Director, President, Chief Executive Officer and Secretary of AccelPath, Inc. (the “Company”). This resignation was not the result of any disputes, claims or issues with the Company.

Appointment of Director and Officer

On June 21, 2013 Gil Steedley, was named director of the Corporation to serve until the next the annual meeting of stockholders of the Corporation. On the same date Gil Steedley was named Interim President, Chief Executive Officer, Chief Financial Officer and Secretary of the Corporation. The Corporation has agreed to pay Mr. Steedley $5,000 per month for so long as he is serving in such capacities for the Corporation.

Mr. Steedley has been the Chief Executive Officer, Principal Accounting Officer, Secretary, and Treasurer of Texhoma Energy, Inc., since January 2009. He serves as a Senior Vice President of Able Global Partners, a New York City-based merchant bank. From May 2000 to April 2006, he served as Director of Issuer Services of American Stock Exchange (AMEX). He served as Director of Equities Business Development with the American Stock Exchange (AMEX). In his role at AMEX, Mr. Steedley worked with clients concerning listing requirements on the Exchange. Prior to his work with AMEX, he served as Senior Research Analyst of Issuer Services with NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCELPATH, INC.

By:	/s/ Gil Steedley
Interim Chief Executive Officer

Date: June 27, 2013